UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No   )
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KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KVH

ALWAYSCONNECTED

2024 Proxy Statement

Notice of Annual Meeting of Stockholders

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842
April 29, 2024
Dear Fellow Stockholder:
We are pleased to invite you to attend KVH Industries, Inc.’s 2024 annual meeting of stockholders, which will take place on June 12, 2024, at 11:00 a.m. local time at our world headquarters at 50 Enterprise Center, Middletown, Rhode Island 02842.
As an innovative leader in mobile connectivity solutions, we deliver superior integrated products, airtime services, and value-added services to large markets worldwide. In doing so, we have established a versatile multi-orbit, multi-channel communications network that supports our hybrid connectivity solutions for our global subscriber base. Our airtime and value-added services, award-winning mobile connectivity terminals, and distribution of third-party terminals enable us to support commercial, leisure, and military maritime operations along with crew welfare needs, while our mobile satellite TV terminals deliver live TV entertainment to maritime and land customers.
We wish to extend our appreciation to Cathy-Ann Martine-Dolecki and Cielo Hernandez, both of whom are stepping down from the board of directors. Each of them has helped to guide KVH through a period of significant transition to become a leaner enterprise able to concentrate its efforts on its core mobile connectivity business. We thank them for their service and wish them well in the future.
In addition to this proxy statement, we encourage you to read our 2023 annual report for a more complete picture of our performance and how we are working to increase stockholder value.
Finally, we encourage you to vote, regardless of the size of your share holdings. Every vote is meaningful, and your participation helps us better hear and act on what matters to you as a stockholder. Please vote by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You can also vote over the Internet or by telephone by following the instructions on the enclosed proxy card.
On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope you will be able to join us at the annual meeting.
Sincerely,
David M. Tolley
Chairman of the Board of Directors
The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, form of proxy card, and the 2023 Annual Report are first being mailed to stockholders of record as of April 18, 2024 on or about May 1, 2024.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 12, 2024, at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 50 Enterprise Center Middletown, Rhode Island 02842
Items of Business:	Proposal 1: To elect one Class I director to a three-year term expiring in 2027;
Proposal 2: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers in 2023;
Proposal 3: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024; and
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
Record Date:
Our board of directors has fixed the close of business on Thursday, April 18, 2024, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Only stockholders of record on April 18, 2024 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Voting:
Your vote is very important. Regardless of whether you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the annual meeting by completing, signing, dating, and returning your proxy card or voting instruction form in the postage-paid envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting of Stockholders and Voting” beginning on page 5 of the accompanying proxy statement. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.

By Order of the Board of Directors,
Felise Feingold
Secretary
April 29, 2024

YOUR VOTE IS IMPORTANT
Mail	Telephone	Internet	In Person
Please complete, sign and return the enclosed proxy card, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Vote by attending the meeting and casting a ballot in person. You must be a record holder or have a valid proxy from a record holder.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 12, 2024
This proxy statement and our 2023 annual report to stockholders are available on the Internet at
www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use “cookies” or other tracking devices to identify visitors.
None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

Audit Committee Report	34
Principal Accountant Fees and Services	35
Fees for Professional Services	35
Pre-Approval Policies and Procedures	35
Delinquent Section 16(a) Reports	35
Stockholder Proposals	36
Additional Information	36

This proxy statement (including all appendices attached hereto, this “proxy statement”) is furnished in connection with the solicitation of proxies by the board of directors of KVH Industries, Inc., a Delaware corporation, for use at the 2024 annual meeting of stockholders of the company (including any adjournments, postponements, or continuations thereof, the “annual meeting”). Unless the context otherwise requires, references in this proxy statement to “KVH,” the “company,” “we,” “us,” “our,” and similar terms refer to KVH Industries, Inc.
PROXY STATEMENT SUMMARY
The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2023 annual report. As this section is only a summary and does not contain all of the information that you might wish to consider, we encourage you to read the entire proxy statement and 2023 annual report for more information about these topics before you vote.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 12, 2024, at 11:00 a.m., Eastern Time
Venue:	KVH Industries, Inc. 50 Enterprise Center Middletown, Rhode Island 02842
Record Date:	The close of business on April 18, 2024
Voting:	Each share of common stock outstanding on the record date will be entitled to cast one vote
VOTING MATTERS
Management Proposals	Board Vote Recommendation	Page
1. Election of a Director	FOR the Board’s Nominee	7
2. Non-Binding Say on Pay Vote	FOR	8
3. Ratification of Appointment of Independent Public Accounting Firm	FOR	10
ELECTION OF DIRECTOR
The following table provides summary information about our nominee for election to the board as a Class I Director. Additional information for all directors, including the nominee, may be found on pages 7 and 11-14.
Name	Age	Director Since	Independent	Committee Membership
David B. Kagan	62	2022	Yes	Audit Committee

KVH Industries, Inc. 2024 Proxy Statement   1

PROXY SUMMARY
COMMITMENT TO GOOD CORPORATE GOVERNANCE
Our board of directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:
✔	Our directors are elected for three-year terms by majority voting in uncontested elections and by plurality voting in contested elections
✔	All of our directors are independent, other than our CEO
✔	All of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent
✔	We have appointed an independent Chair of the Board
✔	Executive sessions of independent directors are held at each regularly scheduled Board meeting
✔	We rotated our independent registered public accounting firm in June 2014
✔	We conduct annual stockholder votes to ratify the selection of our independent registered public accounting firm
✔	The majority of director compensation is in the form of KVH common stock
✔	We have a strong pay-for-performance executive compensation philosophy
✔	We conduct annual non-binding “say on pay” votes regarding our executive compensation program
✔	We have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control
✔	Our independent compensation consultant is hired by the Compensation Committee
✔	We conduct annual board and committee self-assessments
✔	We prohibit short sales, transactions in derivatives, hedging, and pledging of KVH securities by our directors and named executive officers
NON-BINDING SAY ON PAY VOTE
We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2023. The compensation committee of our board of directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent.
We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that our executive compensation program was designed appropriately and is working to retain valuable members of management and to ensure that their interests are aligned with our stockholders’ interests to support long-term value creation.
This “say on pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation methodology described in this proxy statement. While this vote is advisory and not binding, the board and the compensation committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.
Additional information regarding the non-binding “say on pay” vote may be found on pages 8-9.

2   KVH Industries, Inc. 2024 Proxy Statement

PROXY SUMMARY
2023 EXECUTIVE COMPENSATION HIGHLIGHTS
The 2023 compensation program for our named executive officers was comprised of three primary elements – base salary, cash-based incentive compensation and annual equity grants. Under the terms of his 2022 employment agreement, our chief executive officer was also entitled to receive a retention bonus for continuing his employment with us through December 31, 2023. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH’s business strategies and goals as well as stockholders’ interests.
What We Do	What We Don’t Do

✔
Offer competitive compensation that attracts and retains executive talent, including selective retention bonuses during periods of significant transition

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Seek to align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✔
Emphasize variable performance-based compensation over fixed compensation

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Align payout of annual incentives to drivers of stockholder value, such as adjusted operating income, gross profit, operating expenses and adjusted earnings before interest, taxes, depreciation, and amortization

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Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

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Align individual performance goals with our business strategy

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Cap incentive payments

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Benchmark compensation against that of a broad group of companies

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Implement a policy to recover erroneously awarded incentive compensation from our executive officers, regardless of fault or responsibility

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Impose minimum vesting periods of one year, with minor exceptions

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Require a “double trigger” for executives to receive cash severance and equity vesting upon a change of control

✘
No tax gross-ups

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No guaranteed salary increases

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No evergreen provisions in our equity plan

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No “liberal share recycling” of restricted stock or other full-value awards under our equity plan

✘
No repricing of stock options or stock appreciation rights without stockholder approval

✘
No discounted stock options or stock appreciation rights

✘
No buyouts of stock options or stock appreciation rights without stockholder approval

✘
No “liberal” definition of change of control in our equity plan

The mix of target compensation for our named executive officers for 2023 reflected the objectives of our executive compensation program, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total compensation, and as a result do not match the percentages calculable from total compensation reflected in the Summary Compensation Table on page 15. For 2023, fixed pay represents the sum of salary, holiday bonus, perquisites and any retention bonuses; variable (“at risk”) pay represents equity awards and non-equity incentive plan compensation. For more information on the compensation of our named executive officers for 2023, see “Proposal 2 — Non-Binding Say on Pay Vote”.
Average NEO Compensation Mix

KVH Industries, Inc. 2024 Proxy Statement   3

PROXY SUMMARY

For 2023, we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of both financial and individual performance goals for that year. The financial performance goal for 2023 was based on adjusted operating income and represented 75% of each named executive officer’s target bonus opportunity; the individual performance component represented the remaining 25%. In March 2024, after assessing our financial performance for 2023, our compensation committee determined that we did not achieve our threshold goal for adjusted operating income for 2023 and therefore did not award any non-equity incentive compensation with respect to that goal. For individual performance goals, our compensation committee determined that our named executive officers achieved 100% of those goals. The aggregate incentive compensation actually received by our named executive officers ranged from approximately 12% to 22% of their respective base salaries, which was substantially below the targeted range of 50% to 90% of their respective base salaries.

4   KVH Industries, Inc. 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:
Proposal 1	To elect one Class I director to a three-year term.
Proposal 2	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.
Our board recommends that you vote FOR our nominee for director and FOR all other proposals.
Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.
When is the record date?

Our board of directors has fixed the close of business on Thursday, April 18, 2024, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 19,743,975 shares of our common stock outstanding.
How many votes do I have?

Each share of common stock outstanding on the record date will be entitled to cast one vote.
What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. If on the record date, your shares were not held in your name, but rather were held in an account at a broker, dealer, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. A beneficial owner should follow the instructions of his, her or its broker, dealer, bank or other nominee in order to vote any shares.
By signing and returning the proxy card in the enclosed envelope, you are enabling each individual named on the proxy card (known as a “proxy”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.
To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.
If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting.
If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.
What constitutes a quorum? What is a broker “non-vote”?

A quorum must be present in order for business to be conducted at the annual meeting. Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy card (including shares properly voted by telephone or on the Internet) will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker “non-votes” are counted as present or represented for

KVH Industries, Inc. 2024 Proxy Statement   5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING
purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy card but does not vote that owner’s shares on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from that owner.
What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect a Class I director to a three-year term (proposal 1), to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for 2023 (proposal 2), and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024 (proposal 3). A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter that may be properly acted upon at the annual meeting. For more information on majority voting for the election of directors, please see “Board of Directors and Committees of the Board — Corporate Governance — Majority Voting.”
What effect do abstentions and broker non-votes have?

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker “non-votes” will not have any effect on the outcome of the vote on any proposal.
Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.
Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our board of directors. No compensation will be paid by any person for our solicitation of proxies. In addition, we will reimburse brokers, dealers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.
How can a proxy be revoked?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:
✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, follow the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.

If you hold your shares in street name, you should follow the instructions of your broker, dealer, bank or other nominee to change your vote.
Your attendance at the annual meeting will not revoke your proxy unless you specifically request it or you vote at the annual meeting. If you hold shares in street name, your attendance at the annual meeting will not revoke your voting instructions. In the absence of a revocation, shares represented by proxies will be voted at the annual meeting.

6   KVH Industries, Inc. 2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTOR
Proposal 1 concerns the election of one Class I director for a three-year term.
Our board of directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the board has elected to reduce the size of the board of directors from seven to five members, effective as of immediately following the expiration of the term of office of the Class I directors at the annual meeting. This year, the term of our Class I directors, Cathy-Ann Martine-Dolecki, Cielo Hernandez and David Kagan, is expiring. Mses. Martine-Dolecki and Hernandez are both stepping down from their positions on the board of directors upon the expiration of their term of office at the annual meeting.
Our nominating and corporate governance committee has renominated Mr. Kagan to serve as a Class I director for a three-year term. Mr. Kagan was appointed as a director by the board of directors in June 2022.

Director Nominee
Term Ending 2024

David B. Kagan
Age: 62
Director
Committee Membership:
•
Audit Committee Member
Mr. Kagan has served as one of our directors since June 2022. In August 2022, Mr. Kagan became a member of the audit committee. From September 2023 to December 2023, he served as the advisor to the CEO of Globalstar, Inc. Prior to that, Mr. Kagan served as chief executive officer of Globalstar, Inc. (NYSE: GSAT), a leading provider of satellite solutions, from September 2018 until August 2023. He also served as president and chief operating officer of Globalstar from December 2017 to September 2018 and from January 2016 to March 2017. From March 2017 to November 2017, he was the chief operating officer of SpeedCast International Limited, a leading communications and information technology services provider. Mr. Kagan previously served as president of ITC Global LLC, a premier VSAT satellite services provider, from August 2014 to September 2015, and president and chief executive officer of Globe Wireless LLC, a maritime satellite services provider, from June 2011 until it was sold to Inmarsat in August 2014. Prior to that, he served as president and chief executive officer of Maritime Telecommunications Network, a major satellite services provider to the cruise, yachting, and maritime markets, from January 1997 to December 2008. Earlier in his career, he was vice president-finance, treasurer and co-chief financial officer at Norwegian Cruise Line (NYSE: NCLH) from 1994 to 1997. Mr. Kagan holds a master’s degree of Business Administration from Florida Atlantic University and a bachelor’s degree in both Finance and Marketing from the University of South Florida, Tampa. In March 2023, after a more-than-26-year career in the satellite industry, Mr. Kagan was inducted into the Satellite Hall of Fame. Mr. Kagan retired from Globalstar in December 2023. Our nominating and corporate governance committee determined that Mr. Kagan should serve as a director because of his extensive satellite industry expertise.
Proxies will not be voted at the annual meeting for more than one candidate.
Mr. Kagan has agreed to serve if elected, and we have no reason to believe that he will be unable to serve. If Mr. Kagan is unable or declines to serve as a director at the time of the annual meeting, proxy cards will be voted for another nominee that our Board of Directors will designate at that time.
A majority of the votes properly cast at the annual meeting will be necessary to elect the Class I director to a three-year term. In accordance with our director resignation policy, Mr. Kagan has submitted his resignation in advance of the annual meeting, and his resignation will only become effective if (a) he fails to receive a majority of the votes properly cast on his re-election and (b) our board accepts his resignation. For more information about majority voting and our director resignation policy, please see “Board of Directors and Committees of the Board — Corporate Governance — Majority Voting.”
Our board of directors recommends that you vote FOR the election of David B. Kagan as a Class I director.

KVH Industries, Inc. 2024 Proxy Statement   7

PROPOSAL 2 – NON-BINDING SAY ON PAY VOTE
Proposal 2 concerns an advisory vote on our executive compensation program.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve the compensation of our named executive officers at least once every three years. This proposal is commonly referred to as a “say on pay” proposal.
At our 2023 annual meeting of stockholders, our stockholders voted in favor of holding future “say on pay” votes every year, as recommended by our board of directors. At the 2023 annual meeting, approximately 74% of the votes cast on the non-binding proposal to approve our executive compensation for 2022 were voted in favor of approval. Although we held numerous discussions with our stockholders after the 2023 annual meeting, the issues raised by stockholders with us related primarily to our financial results, strategic priorities, the potential for one or more strategic transactions, our use of cash and other matters, rather than executive compensation matters. Because we did not receive meaningful feedback from stockholders regarding our executive compensation program, our compensation committee did not make material modifications to the program that it had implemented earlier in 2023.
As set forth in more detail in the executive compensation tables and the accompanying narrative disclosure elsewhere in this proxy statement, we have designed our executive compensation program to provide an appropriate mix of fixed and variable pay to balance executive retention and recruitment with rewards for achieving short-term operational goals and long-term stockholder value. Our 2023 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2023, (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock and (d) a retention bonus for our chief executive officer pursuant to the terms of his 2022 employment agreement. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to continue their employment and increase stockholder value.
Highlights of our executive compensation program include the following:
Base Salary.   Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. The compensation committee generally sets base salaries and other compensation after reviewing competitive practices. The compensation committee believes that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary.
Annual Cash-based Incentive Compensation.   In 2023, we continued to utilize a cash-based incentive compensation plan that tied executive pay to the achievement of our financial performance goals and certain individual performance goals. The incentive program was intended to award compensation based on the degree to which our actual financial results met the financial goals of our internal business plan and the degree to which the executives met their individual performance goals.
The incentive program for 2023 was substantially similar to the incentive program for 2022.
For 2023, 75% of each executive’s target bonus opportunity was based on achievement of our goal for adjusted operating income, and the remaining 25% was based on achievement of individual performance goals.
For our chief executive officer, who formally assumed that role in June 2022, the target amount of incentive compensation for 2023 and 2022 was 90% and 80% of base salary, respectively. Each other named executive officer’s target amount of incentive compensation for both 2023 and 2022 was 50% of base salary.
For the financial performance component of the 2023 plan, the plan provided that payouts would begin when adjusted operating income achieved 50% of budget, at which point executives would earn 50% of the targeted amount. For achievement of less than 50% of budget, the executives would not earn any incentive compensation. Executives would earn the targeted incentive compensation payouts when performance equaled budget and would earn the maximum payout of 200% of the targeted amount when adjusted operating income equaled or exceeded 150% of plan.
In March 2024, after assessing our financial performance for 2023, our compensation committee determined that we did not achieve our threshold goal for adjusted operating income for the year and therefore did not award any non-equity incentive compensation with respect to that goal. For individual performance goals, our compensation committee determined that our named executive officers achieved 100% of those goals.

8   KVH Industries, Inc. 2024 Proxy Statement

PROPOSAL 2 – NON-BINDING SAY ON PAY VOTE
The aggregate incentive compensation actually received by our named executive officers ranged from approximately 12% to 22% of their respective base salaries, which was substantially below the targeted range of 50% to 90% of their respective base salaries.
Long-Term Equity Incentives.   Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2023 consisted of both options and restricted stock awards, with four-year vesting periods designed to support the retention of our named executive officers and encourage the executives to focus on the long-term performance of our stock price. Consistent with prior years, the compensation committee generally decided to grant a mix of restricted stock and option awards in order to balance the benefit of option awards, which more closely align the interests of our executives with the interests of our stockholders because options generate cash value only with stock price appreciation, with the benefit of restricted stock awards, which support greater executive retention while aligning the executive’s compensation with shareholder interests. The compensation committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to our named executive officers in 2023 ranged from approximately 67% to 99% of the survey data median for annual grants for their respective positions.
CEO Retention Bonus.   In addition to the executive compensation program implemented by our compensation committee for 2023, our chief executive officer was also eligible under the terms of his 2022 employment agreement to receive a retention bonus if he continued his employment with us through December 31, 2023. Originally, the retention bonus had been payable to Mr. Bruun if he were to continue his employment with us through December 31, 2022. This arrangement mirrored the terms of retention bonuses payable to other executive officers. However, in October 2022, Mr. Bruun agreed to extend the retention period by an additional year. Because Mr. Bruun continued his employment through December 31, 2023, he earned the retention bonus. For more information, see “Compensation of Directors and Executive Officers — Executive Compensation — Executive Agreements — Employment Agreements.”
In March 2024, following the announcement of the staged wind-down of manufacturing activities at our Middletown,
Rhode Island facility and a related reduction-in-force, our Compensation Committee decided to award discretionary bonuses to certain continuing employees to improve morale and promote retention of those employees. The Compensation Committee decided that our continuing executive officers, including Mr. Bruun, should participate in this bonus program. Pursuant to this program, Mr. Bruun received a discretionary bonus of $113,074 in March 2024. Because of their planned departures, neither of our other named executive officers for 2023 received a bonus under this program.
Pay Practices.   We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we have a “double-trigger” requirement for executives to receive cash severance and equity vesting upon a change of control, and we do not provide any tax gross-ups. We also have no guaranteed salary increases.
Consultant Independence. Our compensation committee’s independent consultant is retained directly by the compensation committee, provides no other services to us, and has provided the compensation committee with a written attestation of its independence from management.
Stockholders are being asked to vote on the following resolution:
RESOLVED: That the compensation paid to the corporation’s named executive officers, as disclosed in the corporation’s proxy statement for the 2024 annual meeting of stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the executive compensation tables and accompanying narrative disclosures, be, and it hereby is, approved.
Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers for 2023, as described in the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

KVH Industries, Inc. 2024 Proxy Statement   9

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 3 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.
In accordance with its charter, the audit committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2024 and, with the endorsement of the board of directors, recommends that stockholders ratify such appointment.
Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant Thornton LLP will participate in the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.
A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Our board of directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

10   KVH Industries, Inc. 2024 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are appointed by, and serve at the discretion of, our board of directors.
Information regarding David B. Kagan, our Class I director being nominated for re-election at the annual meeting, is presented above under the heading “Proposal 1 – Election of Director.” The terms of each of Cathy-Ann Martine-Dolecki, Cielo Hernandez and David B. Kagan, our current Class I directors, will expire at the annual meeting. Our other directors and executive officers are as follows:
Directors serving a term expiring at the 2025 annual meeting (Class II directors):

Brent C. Bruun
Age: 58
President and Chief Executive Officer
Brent C. Bruun has served as our president and chief executive officer since June 2022, having previously served as our interim president and chief executive officer from March 2022 to June 2022. He served as our chief operating officer with direct responsibility for our corporate development and mobile communication products and services for marine and land markets from July 2016 to March 2022 and direct responsibility for inertial navigation products from November 2018 to March 2022. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant. Our nominating and corporate governance committee determined that Mr. Bruun should serve as a director because of his extensive satellite industry expertise.

KVH Industries, Inc. 2024 Proxy Statement   11

DIRECTORS AND EXECUTIVE OFFICERS

Charles R. Trimble
Age: 82
Director
Committee Membership:
➤
Compensation Committee Chair
➤
Nominating and Corporate Governance Committee Member
Charles R. Trimble has served as one of our directors since 1999, a member of our nominating and corporate governance committee since February 2004, and chair of the compensation committee since August 2022. Mr. Trimble previously served as a member of our compensation committee from 2000 to 2021 and as a member of our audit committee from 2001 to August 2022. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering and the Council on Foreign Relations. He served on the NASA Advisory Council and the National Electronics Manufacturing Initiative, and he was chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is the past chairman and currently a member of the Jet Propulsion Laboratory (JPL) Committee of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, an M.S. in electrical engineering, and the Distinguished Alumni Award from the California Institute of Technology. Our nominating and corporate governance committee determined that Mr. Trimble should serve as a director because of his more than 20 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.
Directors serving a term expiring at the 2026 annual meeting (Class III directors):

David M. Tolley
Age: 57
Chairman of the Board of Directors
Committee Membership: Audit Committee Member
Mr. Tolley has served as one of our directors since June 2022 and was named Chairman of the Board in July 2023. In August 2022, Mr. Tolley became a member of the audit committee. In May 2023, Mr. Tolley became the chief executive officer of WeWork, Inc., a leading global flexible space provider. Previously, he served as executive vice president and chief financial officer of Intelsat S.A. from June 2019 to March 2022, where he helped to lead a multi-billion dollar restructuring of one of the world’s largest satellite providers. In May 2020, during Mr. Tolley’s tenure, Intelsat S.A. and its subsidiaries filed voluntary cases under Chapter 11 of the United States Bankruptcy Code, which concluded in February 2022. From 2017 to 2019, Mr. Tolley served as chief financial officer for Network Access Associates Ltd. (“OneWeb”), a leading global satellite constellation deployed in low Earth orbit (“LEO”). From 2000 to 2011, Mr. Tolley served as a senior managing director in the Private Equity Group at Blackstone Inc., a leading investment firm, where he led satellite services strategy and investing and served on the Private Equity Investment Committee. From 1990 to 2000, he was a vice president at Morgan Stanley, a leading financial services company, in the Investment Banking Division, where he provided banking and advisory services to established and emerging companies in the broader communications sector. He has served on the boards of directors of eleven public and private companies, including WeWork, Inc. from February 2023 to the present, DigitalBridge from 2022 to the present, Cumulus Media from 2006 to 2017, NewSkies Satellites from 2004 to 2006 and Centennial Communications from 2001 to 2005. Mr. Tolley holds a Master of Business Administration degree from Columbia Business School and a Bachelor of Science degree in Economics and History from the University of Michigan. Our nominating and corporate governance committee determined that Mr. Tolley should serve as a director because of his extensive satellite industry, strategy and financial expertise.

12   KVH Industries, Inc. 2024 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Stephen H. Deckoff
Age: 58
Director
Stephen H. Deckoff has served as one of our directors since June 2023. Mr. Deckoff has been the managing principal of Black Diamond Capital Management, L.L.C. (“Black Diamond”), a privately held alternative asset management firm, since its founding in 1995. In that capacity, he is responsible for all portfolio management and business operations. Prior to 1995, Mr. Deckoff was a senior vice president of Kidder, Peabody & Co. Inc. (“Kidder”) and head of its Structured Finance Group. Prior to joining Kidder, Mr. Deckoff was a managing director in the Structured Finance Group at Bear Stearns & Co., Inc. (“Bear Stearns”). Before joining Bear Stearns, Mr. Deckoff worked in the Structured Finance Department of Chemical Securities, Inc. and the Fixed Income Research Department at Drexel Burnham Lambert. Mr. Deckoff has held or currently holds board seats for a number of Black Diamond portfolio companies, including Consumer Portfolio Services, Inc., ION Media, Werner Ladder, White Birch, and Bayou Steel, among others, and he has held a board seat at Pacific National Bank, N.A., a privately chartered bank headquartered in Miami, since 2014. Our nominating and corporate governance committee determined that Mr. Deckoff should serve as a director because of his extensive financial experience and expertise.
Our executive officers who are not also directors are listed below:

Anthony Pike
Age: 38
Chief Financial Officer and Chief Accounting Officer
Mr. Anthony Pike has served as our chief financial officer since April 2024, having previously served as our vice president finance and corporate controller, responsible for the overall financial reporting function of KVH Industries, Inc., from January 2023 to April 2024. Before that, he served as our vice president, finance & operations EMEA/APAC starting in March 2021. In this role, Mr. Pike was responsible for all financial aspects of our subsidiaries outside the United States of America, as well as the operations of KVH’s Media Group businesses. Mr. Pike served as our senior director of finance from September 2019 to March 2021, our finance director, KVH Media Group & Videotel from July 2016 to September 2019 and our financial controller, KVH Media Group & Videotel from August 2014 to September 2019. Before joining KVH, Mr. Pike was the General Ledger Regional Lead — Northern Europe, for Univar Solutions LLC, a leading chemical distribution company, from April 2010 to August 2014. Mr. Pike also previously worked as an audit senior at the accounting firm Garbutt & Elliott LLP, from 2004 to 2010. Mr. Pike received his ACA qualification from the Institute of Chartered Accountants in England & Wales in 2009.

KVH Industries, Inc. 2024 Proxy Statement   13

DIRECTORS AND EXECUTIVE OFFICERS

Felise B. Feingold
Age: 54
Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary
Felise B. Feingold has served as our senior vice president since June 2019, vice president, general counsel and secretary since August 2007, our compliance officer since December 2017 and our chief data privacy officer since August 2018. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.
Nasdaq Board Diversity Matrix
The following table presents information that our directors disclosed to us regarding certain demographic characteristics. As of the date of the table, we satisfied Nasdaq’s diversity objective for a smaller reporting company with seven directors. That objective requires that we have, or explain why we do not have, at least one diverse director by December 31, 2023 and at least two diverse directors, at least one of whom self-identifies as female, by December 31, 2025 (or, to the extent that we have five or fewer directors, at least one diverse director).
BOARD DIVERSITY MATRIX (as of April 18, 2024)
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Gender
Directors	2	4	1
Number of Directors who Identify in Any of the Categories Below:
Hispanic of Latinx	1
White	1	4	1

14   KVH Industries, Inc. 2024 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Our executive compensation program provides a mix of fixed and variable pay to balance rewards for achieving short-term operational performance goals with creating long-term stockholder value and encouraging executive retention. Our 2023 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2023, (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock and (d) a retention bonus for our chief executive officer pursuant to the terms of his 2022 employment agreement.
Summary Compensation Table For 2023
The following table provides information concerning the compensation earned by our chief executive officer and each of our two most highly compensated executive officers other than the chief executive officer (collectively with the chief executive officer, our “named executive officers”) during 2023.
In 2023, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 60% to 68%.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brent C. Bruun President and Chief Executive Officer	2023	503,295	382,147	231,496	227,389	113,073	14,900	1,472,300
	2022	435,991	101,000	205,024	214,246	375,231	24,150	1,355,641
Roger A. Kuebel Chief Financial Officer	2023	337,750	1,000	125,852	123,618	42,250	9,025	639,495
	2022	325,000	304,750	118,721	121,817	191,111	8,125	1,069,524
Robert J. Balog Chief Operating Officer	2023	357,191	1,000	131,464	129,129	44,526	11,900	675,210
	2022	339,488	255,616	124,018	127,247	166,494	14,650	1,027,513

(1)
Amounts for 2023 reflect annual holiday bonuses and, in the case of Mr. Bruun, a retention award granted in 2022, earned on December 31, 2023 and paid in 2024. Amounts for 2022 reflect (a) in the case of Mr. Kuebel and Mr. Balog, retention awards granted in 2022, earned on December 31, 2022 and paid in 2023, (b) in the case of Mr. Bruun and Mr. Kuebel, bonuses awarded for executing the sale of the inertial navigation business, and (c) annual holiday bonuses.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 6 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 15, 2024.

(4)
For 2023, the table reflects amounts that were earned under our management incentive compensation plan for 2023 performance and that were determined and paid in March 2024. For 2022, the table reflects amounts that were earned under our management incentive compensation plan for 2022 performance that were determined and paid in March 2023.

(5)
Amounts reflect the value of 401(k) matching contributions and, in the case of Mr. Bruun, a housing allowance. Mr. Bruun’s housing allowance was $5,000 and $15,000 for 2023 and 2022, respectively. Mr. Balog also received an automobile allowance of $2,000 and $5,500 for 2023 and 2022, respectively. Our named executive officers did not receive any other perquisites or personal benefits.

For information regarding the material terms of our management incentive plan for 2023 and equity awards granted in 2023, see “Proposal 2 – Non-Binding Say on Pay Vote – Annual Cash-Based Incentive Compensation” and “Long-Term Equity Incentives” beginning on page 8 and the table below entitled “Outstanding Equity Awards at December 31, 2023”, including the footnotes.
KVH Industries, Inc. 2024 Proxy Statement   15

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Outstanding Equity Awards at December 31, 2023
The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2023. The table gives effect to the acceleration of the vesting of certain awards on December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Brent C. Bruun					8/2/2020	4,756	25,017
					3/31/2021	6,406	33,696
					6/8/2022	14,025	73,772
					10/11/2022	4,251	22,360
					3/7/2023	23,598	124,125
	49,669		9.33	6/5/2024
	40,235	13,411	8.12	8/2/2025
	17,344	17,342	12.68	3/31/2026
	12,784	38,352	8.09	5/2/2027
	3,849	11,545	8.82	10/11/2027
		56,072	9.81	3/7/2028
Roger A. Kuebel					6/8/2022	10,740	56,492
					3/7/2023	12,829	67,481
	37,500	37,500	12.68	3/31/2026
	9,791	29,372	8.09	5/2/2027
		30,483	9.81	3/7/2028
Robert J. Balog					8/2/2020	3,805	20,114
					3/31/2021	5,124	26,952
					6/8/2022	11,220	59,017
					3/7/2023	13,401	70,489
	39,735		9.33	6/5/2024
	32,188	10,729	8.12	8/2/2025
	13,875	13,874	12.68	3/31/2026
	10,228	30,681	8.09	5/2/2027
		31,842	9.81	3/7/2028

(1)
Options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(2)
Each option was granted five years before the option expiration date and has a five-year term.

(3)
Restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $5.26, which was the closing price of our common stock on the Nasdaq Global Select Market on December 29, 2023, the last trading day of 2023.

16   KVH Industries, Inc. 2024 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Pay for Performance Table
The following table provides a comparison between two measures of compensation for our named executive officers and certain measures of performance. The two compensation measures are the named executive officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a measure of compensation required by SEC rules. These measures are presented for each person who served as our chief executive officer during the relevant year, individually, and for our other named executive officers, as an average for the group.
While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year. This net aggregate change in fair value represents the sum of:
•
the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;

•
the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;

•
the vesting-date fair value of new awards that are granted and also vest in the year;

•
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;

•
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during the year, measured as the loss of the fair value of those awards at the beginning of the year; and

•
the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.

The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.
Year	Summary Compensation Table Total for Mr. Bruun	Compensation Actually Paid to Mr. Bruun	Summary Compensation Table Total for Mr. Kits van Heyningen	Compensation Actually Paid to Mr. Kits van Heyningen	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(1)	Net Income ($000s)
(a)	(b)	(c)	(b1)	(c1)	(d)	(e)	(f)	(h)
2023	1,472,301	952,348(2)	—(2)	—(2)	657,352	344,596(2)	$46.34	$(15,422)
2022	1,355,641	1,399,233(3)	768,470(3)	708,143(3)	1,048,519	1,081,702(3)	$90.04	$24,101
2021	—	—	1,242,088(4)	750,061(4)	655,119	517,921(4)	$80.97	$(9,763)

(1)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from December 31, 2020, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on December 31, 2020.

(2)
Represents compensation actually paid for 2023 to Brent C. Bruun, our chief executive officer during 2023, and the average compensation actually paid for 2023 to Robert J. Balog and Roger A. Kuebel, our other named executive officers for 2023. Martin Kits van Heyningen, our former chief executive officer, did not serve as a named executive officer during any portion of 2023. For information regarding certain compensation paid to Mr. Kits van Heyningen during 2023, see “Compensation of Directors and Executive Officers – Executive Compensation – Executive Agreements – Former CEO Separation Agreement.” The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2023, which is presented separately in the Summary Compensation Table):

KVH Industries, Inc. 2024 Proxy Statement   17

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Change in Fair Value	Mr. Bruun	Average for non-PEO NEOs
New Grants Unvested at Year-End	$233,596	$129,824
Prior Year Awards Unvested at Year-End	(294,664)	(187,549)
New Grants that Vested in 2023	—	—
Prior Year Awards that Vested in 2023	—	—
Prior Year Awards that Failed to Vest in 2023	—	—
Dividends or Earnings on Awards Before Vesting	—	—
Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2022, a risk-free rate of 3.02%, volatility of 43.19%, an expected total life of 4.24 years (adjusted down based on time since grant), and the closing stock price on December 31, 2022; for option valuations during 2023, a risk-free rate of 4.49%, volatility of 43.93%, an expected total life of 4.3 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date.
(3)
Represents compensation actually paid for 2022 to Brent C. Bruun, our current chief executive officer, and Martin Kits van Heyningen, our former chief executive officer who served during a portion of 2022, and the average compensation actually paid for 2022 to Roger A. Kuebel and Felise B. Feingold, our other named executive officers for 2022. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2022, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Bruun	Mr. Kits van Heyningen	Average for non-PEO NEOs
New Grants Unvested at Year-End	$369,718	$—	$211,517
Prior Year Awards Unvested at Year-End	6,429	26,132	462
New Grants that Vested in 2022	123,252	—	70,514
Prior Year Awards that Vested in 2022	(36,538)	(86,459)	(14,952)
Prior Year Awards that Failed to Vest in 2022	—	—	—
Dividends or Earnings on Awards Before Vesting	—	—	—
Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2021, a risk-free rate of 0.92%, volatility of 44.98%, an expected total life of 4.28 years (adjusted down based on time since grant), and the closing stock price on December 31, 2021; for option valuations during 2022, a risk-free rate of 3.02%, volatility of 43.19%, an expected total life of 4.24 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date.
(4)
Represents compensation actually paid for 2021 to Martin Kits van Heyningen, our chief executive officer during 2021, and the average compensation actually paid for 2021 to Brent C. Bruun and Roger A. Kuebel, our other named executive officers for 2021. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2021, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Kits van Heyningen	Average for non-PEO NEOs
New Grants Unvested at Year-End	$476,996	$208,067
Prior Year Awards Unvested at Year-End	(329,277)	(77,388)
New Grants that Vested in 2021	—	—
Prior Year Awards that Vested in 2021	48,870	13,501
Prior Year Awards that Failed to Vest in 2021	—	—
Dividends or Earnings on Awards Before Vesting	—	—

Assumptions used in the calculation of fair values for this table that differed from the assumptions disclosed in the calculation of fair value as of the respective grant dates are: for option valuations as of December 31, 2020, a risk-free rate of 0.21%, volatility of 44.03%, an expected total life of 4.29 years (adjusted down based on time since grant), and the closing stock price on December 31, 2020; for option valuations during 2021, a risk-free rate of 0.92%, volatility of 44.98%, an expected total life of 4.28 years (adjusted down based on time since grant), and the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date; for RSAs, the closing stock price on, or in the case of weekend valuation dates immediately prior to, the valuation date.

18   KVH Industries, Inc. 2024 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Pay for Performance Charts
The following charts show, for the periods presented in the foregoing table, the relationship between, on the one hand, the compensation actually paid to each person who served as our chief executive officer during those periods and the average compensation actually paid to our other named executive officers and, on the other hand, each of:
•
Our cumulative total shareholder return since December 31, 2020, the last trading day before fiscal year 2021; and

•
Our net income (loss) over the last three years.

KVH Industries, Inc. 2024 Proxy Statement   19

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Agreements
Employment Agreements
In May 2022, we entered into executive employment agreements with each of Brent C. Bruun, Roger A. Kuebel, Robert J. Balog and Felise B. Feingold in order to retain their services and provide them with certain benefits in the event that we terminate the executive’s employment without cause (as defined in the agreement) or the executive terminates his or her employment for good reason (as defined in the agreement) (either such termination, a “Qualifying Termination”), including following a change of control. The terms of the agreements are substantially identical except as to title, salary, target bonus and reporting responsibilities.
The agreements generally confirmed the executives’ then-current compensation arrangements with respect to base salary, target bonus opportunity for 2022, expense reimbursement and participation in employee benefit plans. The agreements contain customary provisions regarding the performance of duties, assignment of inventions, confidentiality and use of information, return of company property, and cooperation in litigation and regulatory matters. The agreements include customary non-competition and non-solicitation covenants. These covenants have a term of twelve months or, if the executive becomes entitled to receive the change in control severance payments and benefits described below, eighteen months.
The agreements provided that, if the executive continued to serve as an employee through December 31, 2022 (the “Retention Date”), we would pay the executive a retention bonus equal to 75% of the executive’s current base salary, and we would accelerate the vesting of the executive’s equity awards that would otherwise have vested in the twelve months after the Retention Date. The agreements further provided that, if a Qualifying Termination were to occur before December 31, 2022, the executive would receive a pro rata portion of the retention bonus. The agreements further provided that, if in connection with such a termination the executive were to become entitled to receive the change in control severance payments and benefits described below, the executive would also become entitled to receive the full retention bonus, and the Retention Date would be the later of the date of such change in control or such termination of employment. In October 2022, Mr. Bruun agreed to extend his retention date to December 31, 2023. Each of the executives continued to serve as an employee through their respective Retention Dates, and no change of control occurred before those dates. Accordingly, each executive received the full amount of his or her retention bonus. Each executive also received acceleration of vesting of equity awards that would otherwise have vested in 2023.
Upon any termination of employment, the executive will be entitled to receive any salary earned through the date of termination, any cash-based annual incentive award earned but unpaid for a fiscal year ended before the date of termination, reimbursement of unpaid business expenses in accordance with our policies, and any other vested employee benefits.
In addition, in the event of a Qualifying Termination, upon execution and effectiveness of a separation agreement and release of claims within a stated period, (a) the executive will also be entitled to receive twelve months of base salary and a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (b) we will accelerate the vesting of the executive’s equity awards that would otherwise have vested in the twelve months after the later of the date of termination or the effective date of the separation agreement and release and (c) we will pay up to twelve months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
If a Qualifying Termination occurs within the six months before, or within the twelve months after, a change in control (as defined in our then-most recently adopted equity incentive plan), then, in lieu of the severance described in the preceding paragraph, upon execution and effectiveness of a separation agreement and release of claims within a stated period (and, if the date of termination occurs before the change in control, subject to the consummation of the change of control), (a) the executive will be entitled to receive one and one-half times the sum of the executive’s base salary and the executive’s target bonus for the then-current year, (b) the executive will be entitled to receive a pro rata portion of his or her target bonus opportunity (based upon his or her period of employment during the relevant year), (c) we will accelerate the vesting of the executive’s equity awards in full and (d) we will pay up to eighteen months of the monthly employer portion of the executive’s health insurance or the cash equivalent thereof, subject to certain conditions and limitations.
The compensation payable under the agreements is subject to possible reduction to the extent that the reduction would result in a higher after-tax payment to the executive. The agreement also includes additional provisions intended to ensure compliance with Section 409A of the Code.

20   KVH Industries, Inc. 2024 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Former CEO Separation Agreement
On March 6, 2022, we entered into a separation and consulting agreement with Martin Kits van Heyningen in connection with his retirement from our company. Mr. Kits van Heyningen resigned as our president and chief executive officer and as a member of our board and transitioned to a new consulting position as a senior advisor to the board.
In his role as senior advisor to the board, Mr. Kits van Heyningen agreed to make himself available to provide advice to the board and to perform other tasks for up to fifty hours during the term of the agreement. The agreement has a term of one year, subject to earlier termination by either party. We agreed that, during the term of the agreement, we would continue to pay Mr. Kits van Heyningen his then-current salary at the rate of $44,877 per month, as well as six months of premiums for continued health and dental insurance, which totaled $8,905 for 2022. We also agreed to pay Mr. Kits van Heyningen a separation payment of $201,613, which was inclusive of any amount which he may have otherwise earned under our executive bonus plan for 2021. During the term of the agreement, all stock options and shares of restricted stock held by Mr. Kits van Heyningen continued to vest in accordance with their terms. The agreement provided that, if Mr. Kits van Heyningen provided services through March 6, 2023, the vesting of 25% of the then-unvested portion of the outstanding stock options and shares of restricted stock held by him at that time would accelerate. Mr. Kits van Heyningen completed his period of service through March 6, 2023 and accordingly received the acceleration of vesting of equity awards described above.
In connection with the agreement, Mr. Kits van Heyningen executed a general release of claims against us.

KVH Industries, Inc. 2024 Proxy Statement   21

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
Director Compensation Program for 2023
Our director compensation program for 2023 was designed to provide a majority of the directors’ compensation in the form of equity awards and the remainder of the directors’ compensation in cash in the form of annual retainers and meeting fees.
Directors who were employees did not receive separate compensation for their services as directors. We paid directors serving as employees as set forth in the “Summary Compensation Table For 2023”.
Our director compensation program for 2023 continued the program in place at the end of 2022. Under that program, non-employee directors receive an annual cash retainer of $26,250 as well as $2,625 for each regularly scheduled quarterly board meeting that they attend. Three directors received an additional $1,000 for attending two ad hoc committee meetings in 2023. In addition, non-employee directors receive an annual restricted stock award having a fair market value of $75,000 on the date of grant. In addition, directors serving in the capacities indicated in the following table receive additional annual restricted stock awards having a fair market value in the amount indicated in the following table for each such position:
Position	Annual Value of Restricted Stock Awards ($)
Non-Employee Chair of the Board or Lead Independent Director	7,500
Audit Committee Chair	18,000
Audit Committee Member (other than Chair)	9,000
Compensation Committee Chair	10,000
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member (other than Chair)	5,000
All of these awards vest in four equal quarterly installments and vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders. Directors who are newly appointed to any of these positions receive a pro rata award based on their period of service in that position.
In addition, all outstanding equity awards held by non-employee directors vest in full immediately prior to the consummation of a change in control (as defined in our Amended and Restated 2016 Equity and Incentive Plan (the “2016 Plan”) at the time of such change in control).
Director Stock Ownership Guidelines
In April 2022, the compensation committee adopted stock ownership guidelines for non-employee directors, which became effective on June 8, 2022. Under these guidelines, each non-employee director must own fully vested shares having a fair market value of at least three times the director’s annual cash retainer by the later of the fifth anniversary of the date of adoption of the guidelines or the fifth anniversary of the date of the non-employee director’s initial appointment to the board.

22   KVH Industries, Inc. 2024 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation Table for 2023
The following table provides information regarding the compensation of our directors who were not named executive officers for 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
James S. Dodez(3)	6,250	—	6,250
Cielo M. Hernandez	36,750	103,001	139,751
David B. Kagan	37,750	84,008	121,758
Cathy-Ann Martine-Dolecki	36,750	90,008	126,758
David M. Tolley	37,750	92,127	129,877
Charles R. Trimble	36,750	90,008	126,758
Stephen Deckoff	31,500	75,001	106,501

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2023, excluding the effect of estimated forfeitures.

(2)
Amounts shown reflect actual cash earned during 2023 as well as the aggregate grant-date fair value of stock awards granted during 2023. Refer to the “Outstanding Director Equity Awards at December 31, 2023” table for information concerning outstanding equity awards held by our non-employee directors.

(3)
Mr. Dodez’s term of office as a director ended at the annual meeting of stockholders on June 7, 2023.

KVH Industries, Inc. 2024 Proxy Statement   23

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Outstanding Director Equity Awards at December 31, 2023
The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2023.
		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Stephen Deckoff	8/8/2023	6,451(2)	33,932
Cielo M. Hernandez	8/8/2023	8,859(2)	46,598
David B. Kagan	8/8/2023	7,226(2)	38,009
Cathy-Ann Martine-Dolecki	8/8/2023	7,742(2)	40,723
David M. Tolley	8/8/2023	7,924(2)	41,680
Charles R. Trimble	8/8/2023	7,742(2)	40,723
James S. Dodez(3)	—	—	—

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $5.26, the closing price of our common stock on the Nasdaq Global Select Market on December 29, 2023, the last trading day of 2023.

(2)
Amounts reflect restricted stock awards granted on August 8, 2023, which vest in four equal quarterly installments, the first of which vested on November 8, 2023.

(3)
Mr. Dodez’s term of office as a director ended at the annual meeting of stockholders on June 7, 2023.

24   KVH Industries, Inc. 2024 Proxy Statement

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2023 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements. The table does not reflect 122,377 restricted stock awards or options to purchase 265,544 shares of common stock granted after December 31, 2023.
The outstanding equity compensation plans approved by our stockholders as of December 31, 2023 were the 2016 Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. As of December 31, 2023, we did not have any equity compensation plan not approved by our stockholders.
Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share.
The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the compensation committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.

Equity Compensation Plan Information as of December 31, 2023
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) column (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) column (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) column (c)
Equity compensation plans approved by stockholders	1,230,436(1)	9.57	1,469,247(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,230,436(1)	9.57	1,469,247(2)

(1)
Does not include 354,702 shares of restricted stock granted under the 2016 Plan which were not vested as of December 31, 2023 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $9.34.

(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 762,606 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

KVH Industries, Inc. 2024 Proxy Statement   25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
At the close of business on April 18, 2024, the record date for the annual meeting, there were 19,743,975 shares of our common stock outstanding. On that date, the closing price of our common stock as reported on the Nasdaq Global Select Market was $4.89 per share.
Principal stockholders
The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 18, 2024, the record date for the annual meeting, or as otherwise noted, by:
•
each person known by us to be the beneficial owner of more than five percent of our common stock;

•
each of our directors, including our nominee for re-election as a director;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

26   KVH Industries, Inc. 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after April 18, 2024, the record date for the annual meeting.
	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Black Diamond Capital Management, L.L.C.(1) 2187 Atlantic Street, 9 Floor Stamford, CT 06902	3,307,198	—	3,307,198	16.8%
The Needham Group, Inc.(2) c/o Needham Investment Management L.L.C. 250 Park Avenue, 10 Floor New York, NY 10117-1099	1,922,750	—	1,922,750	9.7%
Systematic Financial Management, L.P.(3) 300 Frank W. Burr Blvd. Glenpointe East, 7 Floor Teaneck, NJ 07666	1,572,535	—	1,572,535	8.0%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	1,301,880	—	1,301,880	6.6%
Bradley L. Radoff(5) 2727 Kirby Drive, Unit 29L Houston, TX 77098	1,123,670	—	1,123,670	5.7%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road, Building One Austin, TX 78746	1,011,603	—	1,011,603	5.1%
Directors
Stephen H. Deckoff(1)	3,307,198	—	3,307,198	16.8%
Brent C. Bruun	192,219	146,570	338,789	1.7%
Charles R. Trimble	162,169	—	162,169	*
Cathy-Ann Martine-Dolecki	40,990	—	40,990	*
Cielo M. Hernandez	38,082	—	38,082	*
David M. Tolley	19,756	—	19,756	*
David B. Kagan	18,825	—	18,825	*
Other Named Executive Officers
Robert J. Balog	95,944	110,925	206,869	*
Roger A. Kuebel	27,674	73,662	101,336	*
All current directors and current executive officers as a group (9 persons)	3,879,223	271,664	4,150,887	20.7%

*
Less than 1%

(1)
Information is based on company records and a document provided by Black Diamond Capital Management, L.L.C. (“Black Diamond”) and Stephen H. Deckoff on April 18, 2024. The document states that Mr. Deckoff is the managing principal of Black Diamond, that each of Black Diamond and Mr. Deckoff has shared voting and dispositive power for 3,307,198 shares and that Mr. Deckoff’s address is 5330 Yacht Haven Grande, Suite 100, St. Thomas, U.S. Virgin Islands 00802.

(2)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management L.L.C., Needham Asset Management, LLC, Needham Holdings, LLC, The Needham Group, Inc. and George A. Needham with the SEC on February 14, 2024. The Schedule 13G/A indicates that Needham Investment Management L.L.C. is the relevant entity for which each of Needham Asset Management, LLC, Needham Holdings, LLC, The Needham Group, Inc. and George A. Needham may be considered a control person. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for 1,847,850 shares, except that The Needham Group, Inc. and George A. Needham may be deemed to share voting and dispositive power for 1,922,750 shares.

(3)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 13, 2024. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 732,185 shares and sole dispositive power for 1,572,535 shares.

(4)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,283,605 shares and sole dispositive power for 1,301,880 shares.

(5)
Information is based on a Schedule 13G filed jointly by Bradley L. Radoff and The Radoff Family Foundation with the SEC on March 20, 2024. The Schedule 13G indicates that Mr. Radoff serves as a director of The Radoff Family Foundation. The Schedule 13G states that Mr. Radoff has sole voting and dispositive power for 1,123,670 shares, including 40,000 shares held by The Radoff Family Foundation.

(6)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power for 986,396 shares and sole dispositive power for 1,011,603 shares.

KVH Industries, Inc. 2024 Proxy Statement   27

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Director Independence
A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Messrs. Deckoff, Kagan, Tolley and Trimble and Mmes. Hernandez and Martine-Dolecki. Our board of directors had previously determined that James S. Dodez, who during 2023 served as a member of our board of directors until the expiration of his term, was also an independent director.
Board Meetings
During 2023, our board of directors met six times. Each incumbent director attended at least 75% of the total number of meetings held by the board and the committees of the board on which he or she served during 2023. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the seven individuals then serving as directors attended the annual meeting.
Board Leadership Structure
David M. Tolley currently serves as our chairman of the board. The board has determined that, at present, separating the position of chairman of the board from the position of chief executive officer serves the best interests of KVH and our stockholders. The board currently consists entirely of independent directors, other than our president and chief executive officer. In the future, the board may determine to combine the roles of chairman of the board and chief executive officer in appropriate circumstances.
The functions of the board are carried out by the full board, and when delegated, by the board committees. The board has delegated significant authority to the audit, compensation and nominating and corporate governance committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.
Risk Management
Our board of directors administers its risk oversight role both directly and through its committee structure. The board consists of seven directors, six of whom are independent directors. Of the six independent directors, five serve on one or more of the three principal board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The board’s audit committee meets frequently during the year and discusses with management, our chief financial officer and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.
Board Committees
Our board of directors has three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee. Each member of the audit committee, the nominating and corporate governance committee, and the compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves. The audit committee, the nominating and corporate governance committee and the compensation committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our board of directors has adopted a written charter for each of the audit committee, the nominating and corporate governance committee and the compensation committee. We have made each of these charters available through the Investors Relations page of our website at: https://ir.kvh.com/investor-resources/committee-composition.
Audit Committee
As of December 31, 2023, our audit committee was comprised of Ms. Hernandez and Messrs. Kagan and Tolley. Our audit committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the board of directors; the auditors report directly to the audit committee. The audit committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our cybersecurity program, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The audit committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our audit committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees

28   KVH Industries, Inc. 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board has determined that each of Ms. Hernandez, Mr. Kagan and Mr. Tolley is an audit committee financial expert under the rules of the SEC. Our audit committee met six times during 2023. For additional information regarding the audit committee, please see “Audit Committee Report.”
Nominating and Corporate Governance Committee
As of December 31, 2023, our nominating and corporate governance committee was comprised of Mmes. Hernandez and Martine-Dolecki and Mr. Trimble. Our nominating and corporate governance committee’s responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board. An additional function of the committee is to develop corporate governance practices to recommend to our board and to assist our board in complying with those practices. Our nominating and corporate governance committee met three times during 2023.
Compensation Committee
As of December 31, 2023, our compensation committee was comprised of Mmes. Hernandez and Martine-Dolecki and Mr. Trimble. The compensation committee’s responsibilities include providing recommendations to our board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our compensation committee met twice during 2023.
Compensation Committee Authority; Delegation.   Our board of directors has delegated to the compensation committee of our board of directors the authority to administer compensation programs for our executive officers and non-employee directors. All principal elements of compensation paid to our executive officers and directors are subject to approval by the compensation committee. Specifically, our board has delegated authority to the compensation committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, (3) equity-based compensation for our non-executive employees and (4) the compensation of our non-employee directors, including cash and equity-based compensation. Under the terms of our 2016 Plan, the compensation committee may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not “covered persons” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria. The compensation committee has not delegated any such authority.
Compensation Committee Process; Role of Executives.   The base salary and equity award for each executive, together with the annual cash-based incentive compensation plan for all executives, have historically been established within the first quarter of each fiscal year at meetings of the compensation committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. In 2023 and 2022, equity awards were granted in the first and second quarter, respectively, in each year, and an additional award was made to Mr. Bruun in October 2022 in connection with adjustments to his compensation for his role as chief executive officer. In deciding the compensation to be awarded to the executive officers other than the chief executive officer, the compensation committee typically reviews and evaluates recommendations from the chief executive officer and the chief financial officer. The members of the compensation committee discuss these recommendations with the chief executive officer. In deciding the compensation to be awarded to the chief executive officer, the compensation committee typically receives a written self-assessment from the chief executive officer and recommendations from the chairman of the compensation committee. The members of the compensation committee then discuss the chairman’s recommendations. The chief executive officer is not present at the time of these deliberations. The compensation committee may accept or adjust any recommendations, and the compensation committee makes all final compensation decisions.
Role of Compensation Consultants.   For 2023, the compensation committee relied on market data from Radford to adjust the base salaries of our named executive officers. In January 2023, the compensation committee engaged Compensia, an independent compensation consulting firm, to provide guidance regarding the design of our 2023 annual incentive compensation program. In prior years, the compensation committee had engaged Compensia to perform a more thorough assessment of our executive compensation program, including a review of our then-current compensation arrangements, findings and observations from market data, and potential adjustments for both cash and equity compensation. Compensia’s analysis was used to determine targets for total cash-based incentive compensation as a percentage of base salary. None of Radford, Compensia or any of their respective

KVH Industries, Inc. 2024 Proxy Statement   29

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
affiliates provided any services to us in 2023 other than advising the compensation committee and its designees regarding executive compensation matters .
Compensation Recovery Policy.   Effective as of October 2, 2023, our board of directors implemented a compensation recovery policy to recover unearned compensation in accordance with Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act and Rule 5608 of the Nasdaq Stock Market, as well as to facilitate compliance with Section 304 of the Sarbanes-Oxley Act of 2002. The policy is administered by our compensation committee. The policy provides generally that, if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under applicable securities laws, we will reasonably promptly recover from each current or former executive officer any erroneously awarded incentive-based compensation (as defined in the policy) received after the effective date of the policy and during an applicable three-year recovery period, regardless of fault or responsibility, as well any misconduct-related compensation (as defined in the policy). Incentive-based compensation generally means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, including stock price and total stockholder return. The policy further provides that we will not insure or indemnify any executive officer against the loss of any erroneously awarded incentive-based compensation that is required to be recovered under the policy or any claims relating to enforcement of our rights under the policy.
Director Candidates and Selection Processes
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, consideration of candidates recommended by stockholders, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of our board. From time to time, the committee may solicit recommendations from an executive search firm. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.
In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate’s depth of business experience, reputation, personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The committee also considers whether the candidate will add diversity to the board, including the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and will serve the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to each director’s prior contributions to the board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the committee considers diversity as a factor in assessing any nomination, the board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the committee abides by our company-wide non-discrimination policy.
The committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. We suggest that stockholders make recommendations by writing to the secretary, who will in turn forward the nomination to the nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.
Board Evaluation Process
Our board recognizes that a thoughtful and rigorous evaluation process is critical to maintaining strong board effectiveness. Consistent with our commitment to sound corporate governance practices, the nominating and corporate governance committee oversees a comprehensive annual evaluation of our board and its committees.
As part of this board evaluation process, our board reviews the following:
•
Overall board and committee performance;

30   KVH Industries, Inc. 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
•
Board composition, including whether the board has the right mix of skills and experiences to oversee the successful execution of our strategy;

•
Board discussion topics, meeting agendas and materials, with the goal of maintaining efficient and effective meetings; and

•
Culture and the board’s ability to promote candid discussion within the board and with senior management.

The process is led by the chair of our nominating and corporate governance committee, who conducts one-on-one interviews with each director. Comments from each director are anonymized before sharing with the full board to ensure candid reporting and a full and frank discussion.
The feedback received during this process is used to facilitate enhancements to the board’s functioning, committee leadership, meetings and, where appropriate, composition.
Corporate Governance
We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the board of directors and the nominating and corporate governance committee periodically refine our corporate governance policies, procedures and practices.
Majority Voting in Uncontested Director Elections
Our by-laws provide for majority voting in uncontested director elections and plurality voting in contested director elections. A contested election is an election for which our secretary determines that the number of director candidates (measured as of the date that is ten days before the date on which we file with the SEC our definitive proxy statement for the relevant meeting) exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the board of directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections allow stockholders to vote “FOR” or “AGAINST” each nominee and also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election in an uncontested election at an annual meeting would continue serving as a director (sometimes referred to as a “holdover director”) until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director in an uncontested election receives more votes “AGAINST” his or her re-election than votes “FOR” his or her re-election, the board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite vote for re-election and (ii) the acceptance of the resignation by the board of directors. If an incumbent director were to fail to obtain the requisite vote for re-election, the nominating and corporate governance committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the board states that the board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.
Communications with our Board of Directors
Our board, including all of the independent directors, has established a process for facilitating stockholder communications with our board. Stockholders wishing to communicate with our board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our board of directors.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.
You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.
Prohibition on Hedging and Pledging our Stock
We have adopted policies that prohibit our directors, officers and employees from engaging in short selling, transactions

KVH Industries, Inc. 2024 Proxy Statement   31

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
in derivatives (such as puts and calls), hedging, and/or pledging with respect to KVH securities. Specifically, our policies prohibit our directors, officers and employees from directly or indirectly purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of KVH securities.
These prohibitions apply to all KVH securities, whether held directly or indirectly, including securities we may issue as compensation.
Our policies also prohibit our directors, officers and employees from directly or indirectly pledging, hypothecating, granting any security interest in, or otherwise encumbering, any securities of KVH (including any transaction through a margin account that imposes such an encumbrance).
Certain Relationships and Related-Party Transactions
Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the board of directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the audit committee must review and approve in advance all related-party transactions. It is our policy that the audit committee review and approve transactions involving us and “related parties” (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:
•
compensation of directors and executive officers provided that such compensation is approved by the board of directors or compensation committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party’s interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders. The audit committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The audit committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the audit committee determines it to be appropriate, ratified at the audit committee’s next regularly scheduled meeting.
In determining whether to approve or ratify a transaction with a related party, the audit committee will take into account among other factors that it determines to be appropriate:
•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party’s interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2023, nor are there any pending related-party transactions.
Cooperation Agreement
On February 3, 2023, we entered into a cooperation agreement with Black Diamond, our largest stockholder, and Stephen H. Deckoff, currently one of our directors. Mr. Deckoff was not a director of KVH at the time we entered into the cooperation agreement. Pursuant to the cooperation agreement, we (i) granted Black Diamond a waiver, during the Standstill Period (as defined below), under our stockholder rights plan, allowing Black Diamond to acquire up to 25% of our outstanding common stock without being deemed an “Acquiring Person” under the plan, (ii) permitted Mr. Deckoff to serve as an observer on our board of directors and (iii) agreed to nominate and support Mr. Deckoff as an independent Class III director at the 2023 annual meeting, subject to certain limitations. Black Diamond’s observer right terminated on June 7, 2023, the date Mr. Deckoff was elected as a director. In the event of Mr. Deckoff’s inability to serve as a director due to death, disability, incapacity or other compelling reason, Black Diamond will have the right with replace him as a director, subject to our approval (not to be unreasonably withheld or delayed) and the satisfaction of certain conditions.
Under the cooperation agreement, Black Diamond agreed to certain voting commitments. From February 3, 2023 until the later of (i) the date that is thirty days before the notice deadline under our bylaws for stockholders to submit stockholder nominations for election to the board at our 2024 annual meeting of stockholders and (ii) the effective date of any termination or resignation letter submitted by Mr. Deckoff (or his replacement) (such period, the “Standstill Period”), Black Diamond agreed to appear in person or by proxy at each meeting of our stockholders and to vote all of its shares of our common stock in accordance with the Board’s recommendation with respect to the election,

32   KVH Industries, Inc. 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
removal and/or replacement of directors. Black Diamond also agreed that, until the conclusion of our 2024 annual meeting of stockholders, it will vote all of its shares of our common stock in excess of 3,298,597 shares in accordance with the Board’s recommendation with respect to all proposals submitted to our stockholders for a vote (including a transaction with a third party that would result in a change in control of us or the sale of substantially all of our assets), provided that, if the recommendation of the Board is not unanimous with respect to any stockholder proposal (not including the vote of Mr. Deckoff (or his replacement)), then Black Diamond may vote such excess shares in the same proportion that all of our other stockholders vote on the matter.
During the Standstill Period, Black Diamond is subject to certain standstill provisions, including, among other things, agreeing not to, subject to certain exceptions, (i) acquire cumulative ownership (directly or indirectly) of more than 25% of our outstanding common stock, (ii) transfer its shares of common stock to any third party that would result in such third party owning more than 4.9% of our outstanding common stock, (iii) engage in any solicitation of proxies or consents with respect to any matter or proposal, (iv) nominate or recommend for nomination any person for election to the board, (v) make or be the proponent of any stockholder proposal, (vi) initiate or participate in any tender or exchange offer, merger, consolidation or other extraordinary transaction involving us, (vii) subject any of our voting securities to any voting arrangement or agreement, or (viii) acquire or engage in any transaction involving synthetic equity interests or short interests in us.
Black Diamond and we also agreed to certain non-disparagement and no-litigation provisions, subject to certain exceptions.

KVH Industries, Inc. 2024 Proxy Statement   33

AUDIT COMMITTEE REPORT(1)
The board of directors appointed an audit committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The audit committee also selects our company’s independent registered public accounting firm. Our board of directors adopted a charter for the audit committee in February 2004, which was most recently revised in November 2021. The audit committee currently consists of three independent directors. Each member of the audit committee meets the independence requirements of the Nasdaq Stock Market for membership on the Audit Committee.
Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company’s independent registered public accounting firm, the overall scope and plans for their audit of our company’s consolidated financial statements for the year ended December 31, 2023 and significant audit matters. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting, as well as the critical audit matters included in their report on our company’s consolidated financial statements.
We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023 with management and the independent registered public accounting firm.
We discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB) regarding communications with audit committees. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company’s management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm’s performance of non-audit services for our company is compatible with the auditors’ independence, and concluded that the performance of such non-audit services did not impair the auditors’ independence.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our company’s audited consolidated financial statements for the year ended December 31, 2023 be included in our company’s annual report on Form 10-K for that year.
The Audit Committee
Cielo M. Hernandez (Chair)
David B. Kagan
David M. Tolley
(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

34   KVH Industries, Inc. 2024 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES
We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.
Fees for Professional Services
The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2023 and 2022.
	Fees
Fee category	2023	2022
Audit fees(1)	$766,575	$760,183
Audit-related fees(2)	$—	$282,925
Tax fees(3)	$—	$2,461
All other fees	$—	$—
Total fees	$766,575	$1,045,569

(1)
For 2023 and 2022, audit fees consisted of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports and the statutory audit of our Denmark location.

(2)
For 2022, audit-related fees consisted of services provided in connection with the audit of financial statements for the KVH Inertial Navigation business that we sold to Emcore Corporation (for which Emcore reimbursed us $210,000); an inventory audit for our Denmark location; the preparation of annual reports for our Denmark location; and our registration statement on Form S-8.

(3)
For 2022, tax fees consist of amounts billed for services arising from tax compliance for our Denmark location.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2023 or 2022.
Pre-Approval Policies and Procedures
Our audit committee approves each engagement for auditor non-audit services before we engage our independent registered public accounting firm to provide those services.
Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2023, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

KVH Industries, Inc. 2024 Proxy Statement   35

STOCKHOLDER PROPOSALS
We give careful consideration to proposals received from stockholders. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in our proxy statement for the 2025 annual meeting of stockholders if they are received by the company on or before December 30, 2024. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2025 annual meeting of stockholders, such proposal must be received by the company not later than the last date for submission of stockholder proposals under the by-laws. In order for a proposal (including nominations of directors) to be timely under the by-laws, it must be received not later than the close of business 90 days (i.e., February 6, 2025) nor earlier than 120 days (i.e., January 7, 2025) before the “Specified Date.” Under the by-laws, the Specified Date is the first Wednesday in May each year (unless it is a legal holiday, in which case the Specified Date is the next day following the Specified Date that is not a legal holiday).
In the event that the 2025 annual meeting of stockholders is called for a date that is prior to the Specified Date, and if less than 105 days’ notice or prior public disclosure of the date of such annual meeting is given or made, notice of any proposal (including nominations of directors) submitted pursuant to the by-laws by a stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of such annual meeting is mailed or the day on which public disclosure is made of the date of such annual meeting.
In addition, under Rule 14a-19(b) under the Exchange Act, a stockholder intending to solicit proxies in support of director nominees other than our nominees must provide notice of that intent to us. For our 2025 annual meeting of stockholders, the deadline for providing that notice is currently April 13, 2025. If we change the date of the 2025 annual meeting of stockholders by more than 30 calendar days from the date of our 2024 annual meeting of stockholders, the deadline for the notice will be the later of 60 calendar days before the date of the 2025 annual meeting or the 10th calendar day after we first publicly announce the date of the 2025 annual meeting of stockholders.

ADDITIONAL INFORMATION
Annual Report to Shareholders.   A copy of our annual report on Form 10-K for fiscal year 2023 as filed with the SEC, together with this proxy statement, is being mailed to stockholders of record as of April 18, 2024. The 2023 Annual Report contains detailed business and financial information about us. The 2023 Annual Report is not incorporated herein and is not deemed a part of this proxy statement.
A copy of our 2023 Annual Report, excluding exhibits, may also be obtained by shareholders without charge by request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula or by calling (401) 845-8102 and may be accessed on our website, www.kvh.com.
Eliminating Duplicate Mailings.   If you share an address with other KVH stockholders, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of this proxy statement and the 2023 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to reduce expenses associated with proxy solicitations.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of common stock are held in a brokerage account or KVH if you hold registered shares of common stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify KVH by calling (401) 845-8102 or sending a written request to KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: Eileen Pribula.

36   KVH Industries, Inc. 2024 Proxy Statement

ENDORSEMENT_LINE SACKPAC000001 MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD OnlineGo to www.investorvote.com/KVHIor scan the QR code — login details arelocated in the shaded bar belowSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/KVHIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYou may vote online or by phone instead of mailing this card.Votes submitted electronically must bereceived by 10:00 am, Eastern Time, onJune 12, 2024.Your vote matters – here’s how to vote Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.Annual Meeting Proxy Card1234 5678 9012 345qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors recommends a vote FOR the nominee and FOR Proposals 2 and 3.1. To elect one Class I director to a three-year term expiring in 2027; 01 - To elect David B. Kagan as ourClass I Director to a three-yearterm expiring in 2027For Against Abstain 2. To approve, on an advisory (non-binding) basis, thecompensation of our named executive officers in 2023; andFor Against Abstain 3. To ratify the appointment of Grant Thornton LLP as ourindependent registered public accounting firm for 2024For Against Abstain B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity inwhich they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890J N T1 U P X6 1 2 6 8 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Dear Stockholder,Please take note of the important information enclosed with this proxy card.Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in theenclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card.Your vote must be received in sufficient time to be voted at the Annual Meeting of Stockholders to be held on June 12, 2024.Thank you in advance for your prompt consideration of these matters.Sincerely,KVH Industries, Inc.The 2024 Annual Meeting of Stockholders of KVH Industries, Inc. will be held onJune 12, 2024 at 11:00 a.m. ET, at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island 02842.Important Notice Regarding the Availability of Proxy Materialsfor the Annual Meeting of Stockholders to be held on June 12, 2024The proxy statement for the 2024 annual meeting of stockholders of KVH Industries, Inc. and the related 2023 annual report to stockholders are availableon the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies”or other tracking devices to identify visitors. Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/KVHI qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OFDIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.Proxy for Annual Meeting of Stockholdersto be held on June 12, 2024.The undersigned, revoking all prior proxies, hereby appoints Felise Feingold and Christopher Watson, and each of them, proxy and attorney-in-fact, with powerto act without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled tovote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842 on June 12, 2024, at11:00 a.m. Eastern Time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, acopy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or anyadjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemedto revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby prior to theexercise of this proxy.The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be votedas recommended by the Board of Directors. Unless this proxy is expressly marked to vote “AGAINST” the election of the Class I director nominee or to“ABSTAIN” from voting for the election of that Class I director nominee, this proxy will be deemed to grant authority to vote “FOR” the election of thatClass I director nominee.PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Proxy — KVH Industries, Inc.